UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 7, 2007


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)


FLORIDA                                000-30932                 98-0346454
-------                                ---------                 ----------
(STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
OF INCORPORATION)                                              IDENTIFICATION)


              335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142
                                                           --------------



                                       N/A

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))





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                                EXPLANATORY NOTE

This Form 8-K/A amends in part the Form 8-K/A dated February 9, 2007 and filed February 15, 2007


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 7, 2007, the Company entered into an agreement whereby it borrowed the sum of $500,000 from Bengt George Odner, a member of the Company's Board of Directors and consolidated said sum with the principal and accrued interest of an $500,000 unsecured demand promissory note previously issued to Mr. Odner on February 15, 2007 (the "Consolidated Note")

The Consolidated Note is in the principal amount of $1,002,589.04 and has identical terms to the February 15, 2007 note. Specifically, the Consolidated Note bears interest at a rate of 9% per annum and is payable to Mr. Odner upon demand. The Company may prepay the Consolidated Note without penalty at any time.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.


                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: March 13, 2007
                                            By: /S/  JOEY SCHWARTZ
                                                --------------------------------
                                                     Chief Financial Officer